                                                                  Exhibit 10.7

                            STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 26th day of November, 1996 by and among DENTALCO MANAGEMENT SERVICES OF MARYLAND, INC., a Maryland corporation (the "Purchaser"), Charles Rosenbaum, D.D.S., Douglas Barton, D.D.S., Gary Pippenger, D.D.S., and Robert Austgen, D.D.S. (the "Sellers"), and THE DENTAL CENTER, INC., and THE DENTAL CENTER ADULT, INC. Indiana corporations (collectively the "Company") (collectively all entities shall be referred to hereinafter as the Parties").

                                   WITNESSETH

    The Sellers are the holders of all of the outstanding Common Stock of the Company. The Company operates dental practices (the "Business") at the locations set forth on Exhibit A hereto (the "Site"). By letter dated July 29, 1996 the Purchaser has expressed its intention to purchase, and the Sellers expressed their intention to sell, all of their shares of the Common Stock of the Company.

    Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Company and the Sellers agree as follows:

                                   ARTICLE I

                            SALE AND PURCHASE PRICE

Section 1.1 Sale of Stock

    Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Sellers will sell, convey, transfer and deliver to the Purchaser all of the outstanding Common Stock of the Company (the "Stock") by delivering certificates, in due and proper form, representing the Stock, duly endorsed or accompanied by the duly executed stock powers, which have been notarized. The Stock shall be conveyed free and clear of all liens, claims, charges, pledges, security interests, encumbrances and restrictions, except as hereinafter set forth.

Section 1.2 Purchase Price

    The purchase price for the Stock shall be Four Million Dollars ($4,000,000.00) (the "Purchase Price), payable at the Closing as follows

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    (a) the Purchaser shall pay the amount of One Million Five Hundred Thousand
Dollars ($1,500,000.00) to the Sellers via certified check or wire transfer to the account or accounts specified in writing by the Sellers; and

    (b) the Purchaser shall deliver four (4) promissory notes (collectively the "Purchase Money Note") in the principal amount of Six Hundred Twenty-Five Thousand Dollars ($625,000.00) each in substantially the form attached hereto as Exhibit B (collectively the "Note"), with each not payable to one of the Sellers. The Purchase Money Note will be secured by a first security interest in the Practice assets; the form of security agreement is attached as Exhibit B1.

    (c) as part of the Purchase Price, the Purchaser agrees to assume the Sellers' responsibility and obligations existing under the bank loans (the "Bank Loans"), not to exceed Two Hundred Thousand Dollars ($200,000.00), attached hereto as Exhibit C. The face amount of the Purchase Money Note shall be reduced on a dollar-for-dollar basis by the outstanding principal balance of the Bank Loans as of the Closing Date. Purchaser will secure the release of the Sellers' personal guaranty of the Bank Loans.

    (d) Purchaser shall assume the Sellers' accounts payable after the Closing Date and reduce the face amount of the Purchase Money Note on a dollar-for-dollar basis.

    (e) the principal amount payable under the Note shall be adjusted to reflect any liabilities which are assumed by the Purchaser as a result of their transaction which shall include Sellers' account payable.

    (f) without adjustment to the Purchase Price, Sellers may transfer ownership of automobiles (with related liabilities) to themselves.

Section 1.3 Closing

    The closing ("Closing") shall occur on       , 1996 (the "Closing Date"),
commencing at 10:00 a.m., Eastern Time, at the offices of the Company, 1005 E. LaSalle Avenue, South Bend, Indiana, or on such other date, time, or place as the parties may agree upon in writing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company and the Sellers

    The Sellers and the Company hereby represent and warrant to the Purchaser that, except as set forth in the Disclosure Schedule (the "Disclosure Schedule") attached hereto (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken):

    (a) Organization and Standing.

    (i) The Company has the corporate power and authority and all material governmental licenses, authorizations, consents and approvals to own all of its properties and assets and to carry on its business as currently conducted.

    (ii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of [Indiana]. The Company is qualified to do business in each jurisdiction in which such qualification is required, except for those jurisdictions in which the failure to so qualify would not materially adversely affect the business, operations, assets or condition (financial or otherwise) of the Company (a "MAC"). The copies of the Charter and by-laws (and other applicable organizational documentation) of the Company, as amended to date, that [have been/will be] delivered to the Purchaser are complete and correct, and the stock books and minute books and other records of the Company delivered to the Purchaser on or before Closing [are/will be materially complete and accurate.

    (b) Bank Accounts, etc. The Disclosure Schedule sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of the Company, including, with respect to each such account and lock box identification of all authorized signatories.

    (c) Power and Authority. The Company has the corporate power and authority to execute and deliver their Agreement and the other documents required by the Agreement to be delivered by the Company (their Agreement and such other documents being collectively hereinafter called, the "Transaction Documents"), and to perform its obligations under the Transaction Documents.

    (d) Binding Agreement.

    (i) Their Agreement and the other documents required by their Agreement to be delivered by the Sellers (their Agreement and such other documents being collectively hereinafter called, the "Sale Documents") have been and on the Closing Date will be, duly and validly executed and delivered by the Sellers and, assuming the due and valid execution and delivery of their Agreement and the other Sale documents by the Purchaser, constitute the valid and binding agreements of the Sellers, enforceable against the Sellers in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights and remedies generally.

    (ii) The execution and delivery of their Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of the Company, and no other corporate proceedings are necessary to authorized their Agreement or the Transaction Documents and the transaction contemplated hereby or thereby. Their Agreement has been and on the Closing Date the Transaction Documents will be duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery of their Agreement and the Transaction Documents by the Purchaser, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights and remedies generally.

    (e) Absence of Conflicting Agreements. Neither the execution and delivery of the Sale Documents by the Sellers or of the Transaction Documents by the Company, nor the performance by any of them of the transactions contemplated thereby or compliance with the terms thereof (a) conflicts with, or constitutes a breach of, or a default under, or will result in a breach or violation of (i) any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court, or (ii) any applicable rule or regulation of any administrative agency or other governmental authority to which the Sellers or the Company is bound or to which the property of the Sellers or the Company are subject; (b) any provision of the Charter or by-laws of the Company; (c) violates any provision of or results in the breach of, or entitles any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) an obligation under, any mortgage, lien, lease, contract, license, note, indenture, instrument or any other material agreement to which the Sellers or the Company are parties; or (d) results in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of the Sellers or the Company, including, but not limited to, the Stock.

    (f) Consents. No license, consent, approval, order or authorization of, or registration, declaration or filing with any person, entity or governmental agency or authority is required in connection with the execution and delivery of the Sale Documents by the Sellers, or of the Transaction Documents by the Company, or for the consummation by them of the transactions contemplated thereby.

    (g) Prior Names/Fundamental Changes. Except as set forth in the Disclosure Schedule, the Company has not, during the 12-year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. The

Disclosure Schedule sets forth all fictitious names under which the Company or such predecessors, if any, have conducted business.

    (h) Financial Statements. The Sellers have delivered to the Purchaser the complied balance sheets and related income statements of the Company for each of the fiscal years ended December 31, 1995, March 31, 1994, and March 31, 1993, and a compiled income statement and balance sheet for the six-month period ended June 30, 1996, true and correct copies of which are attached hereto in the Disclosure Schedule and made a part hereof. Such financial statements fairly represent the financial condition and results of operations and cash flows of the Company as of such dates and for such periods therein referred to and, except for the fact that they are prepared on a cash basis, have been materially prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods indicated. All liabilities and obligations of the Company outstanding as of the dates of said financial statements required to be reflected therein in accordance with GAAP have been included in said financial statements (subject, in the case of the financial statements for the six-month period ended June 30, 1996, to normal recurring year end adjustments). The books and records of the Company from which the financial statements were prepared, properly and accurately record the transactions and activities which they purport to record.

    (i) No Material Adverse Change. Since December 31, 1995, (a) there has been no MAC, (b) there has been no damage or destruction of any of the Company's assets by fire or other casualty, whether or not covered by insurance, and (c) the Company has conducted its business only in the normal course.

    (j) No Violation. The Company is not in default under or in violation of any provision of (a) its Charter or by-laws, or (b) any material agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it is bound or to which it is or its assets are subject.

    (k) Common Stock.

    (i) The authorized capital stock of the Company consists of 2,000 shares of Common Stock, of which 200 shares are issued and outstanding and no shares of which are held in the treasure of the Company. The Stock is duly authorized, validly issued, fully paid and non-assessable. there are no preemptive or similar rights on the part of any holder of any class of securities of the Company. there are no outstanding offers, subscriptions, puts, calls options, warrants, convertible securities, rights or other agreements or commitments obligating the Company or the Sellers to issue or sell, purchase, redeem or acquire or cause to be issued or sold, purchased, redeemed or acquired, any shares of the capital stock of the Company or any securities or obligations convertible into or exchangeable for (or giving any person any right to acquire any shares of such capital stock), or obligating the Company or the Sellers to enter into any such agreement or commitment. There are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of Common Stock.

    (ii) All of the Stock is owned beneficially and of record by the Sellers free and clear of any security interest, liens, options, equities, claims, restrictions, mortgages, deeds of trust, pledges, encumbrances, or rights of others (collectively, "Encumbrances"), and no other party has any right, title or interest, whether legal or equitable, in the Stock. At the Closing, the Purchaser (or its assignee as permitted hereunder) shall acquire good and valid and marketable title to the Stock, free and clear of any Encumbrance whatsoever.

    (l) Absence of Undisclosed and Contingent Liabilities. The Company has no material liabilities of any nature (whether secured or unsecured, accrued, absolute or contingent, unliquidated or otherwise and whether known or unknown or due to be come due) as of the date hereof other than (i) liabilities disclosed or reserved against in the December 31, 1995 complied balance sheet of the Company, including the notes thereto (and in the case of the compiled June 30, 1996 balance sheet, subject to normal recurring year end adjustments), and
(ii) liabilities arising in the ordinary course of business after December 31, 1995. The Company knows of no basis for the assertion against it by any person of a material claim based on a liability which is not disclosed on its December 31, 1995 compiled balance sheet or on the June 30, 1996 complied balance sheet.

    (m) Compliance with Laws. The Company has operated and currently is in compliance in all material respects with all applicable federal, state, local and other governmental laws and ordinances, and all applicable orders, rules and regulations of federal, state, local and other governmental agencies. The Company has not received any claim or notice that its business is not in material compliance with any of the foregoing.

    (n) Legal Proceedings. Except as set forth in the Disclosure Schedule, there are no disputes, claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or to the best knowledge of the Sellers and the Company, threatened or contemplated against or affecting the Company or the Stock at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Neither the Sellers nor the Company are aware of any state of facts or the occurrence of any event that might result in a MAC. the Company is not in violation of or in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There is no claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind against the Sellers to which the Sellers are a party or by which the Sellers or their assets are subject, either administrative or judicial pending or, to the knowledge of the Sellers, threatened, which will or is attempting to delay or prevent consummation of the transactions contemplated hereby or which impairs or could impair the Seller's ability to transfer the Stock free of all Encumbrances.

    (o) Contracts: Other Assets.

    (i) The Company has provided Purchaser with a copy of its depreciation schedules which are materially accurate and complete (the "Tangible Property"), all of which are now assets of the Company.

    The Company will have on the Closing Date, all right, title and interest in, and good and marketable title to, all of the Tangible Personal Property, free and clear of any Encumbrance. Each lease and license relating to any of the Tangible Personal Property is valid and binding against the Company and, to the knowledge of the Company, the other parties hereto, and is in full force and effect and is not in default as to the payment of rent or otherwise. True, complete and correct copies of all leases and licenses relating to the Tangible Consummation of the transactions contemplated by their Agreement will not constitute an event of default under any said leases or licenses and the continuation, validity and effectiveness of such leases and licenses will not be adversely effected by the transactions contemplated hereby. Except for the old house on the rear of the premises located at 1005 E. LaSalle Avenue, South Bend, Indiana, all of the buildings and all material items of Tangible Personal Property owned, leased or used by the Company are in good operating condition and repair, ordinary wear and tear excepted; comply in all material respects with applicable law, regulations and ordinances, including but not limited to zoning, building and fire codes; and are suitable and sufficient for the present conduct of the Company's business. Each building and item of Tangible Personal Property owned or leased by the Company is adequately covered by one of the insurance policies described below. The Company owns no parcels of real estate.

    (ii) The Company is the lessee under the real estate leases described in the Disclosure Schedule. True, correct and complete copies of such leases and any amendments, extensions and renewals thereof have heretofore been delivered by the company to the Purchaser. the Company now enjoys and on the Closing Date will enjoy, quiet and undisturbed possession under each of said leases. The Company's interest in each of said leases is free and clear of any mortgages and liens, is not subject to any third parties other than the lessor thereof, is fully assignable without the consent of any third party other than the lessor thereof and may be subleased without the consent of any third party other than the lessor thereof. to the company's knowledge, such leased real estate is free and clear of any zoning or use or building restriction which would not, or on the Closing Date or thereafter, interfere with the present use of any such leased real estate. Said leases now are, and on the Closing Date will be, valid and binding against the Company and, to the knowledge of the Company and the Sellers, the lessor sunder said leases, are in full force and effect, and are not now, and on the Closing Date will not be, in default of the part of the Company, as to the payment of rent or otherwise. The consummation f the transactions contemplated by their Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely effected by the transaction contemplated by their Agreement.

    (iii) The Disclosure Schedule contains a complete and accurate list of the following as of the date of their Agreement, copies of which shall be made available to the Purchaser:

    (A) All material contracts, commitments or agreements, oral or written, to which the Company is a party or is otherwise bound, which affect or relate to the Company's business and which are not cancelable upon ninety (90) days (or less) notice (the "Material Contracts"); and

    (B) All material written policies and procedures with respect to the provision of services and treatment by the Sellers or the Company, including, without limitation, fee schedules and payment terms, all of which are now assets of the Company.

    The Material Contracts are valid and binding against the Company, and to the knowledge of the Company and the Sellers, the other parties thereto, and in full force and effect and are not in default.

    (iv) At Closing, all other assets, both tangible and intangible, owned by the Company, will be free and clear of any Encumbrance.

    (p) Relationships. Except for disputes with individual patients, there are no disputes or controversies existing between the Company or any of its clients with respect to any service sold or provided by the Company and there are no disputes or controversies existing between the Company and any supplier or other contractor with respect to any product or service purchased from such person by the Company.

    (q) Labor and Employment Matters.

    (i) Except as provided in the Disclosure Schedule, the Company is in material compliance with all applicable laws respecting wages and hours, employment practices, and terms and conditions of employment, and the Company is not engaged in any unfair labor practice; and

    (ii) Except as provided in the Disclosure Schedule, the Company does not maintain or contribute to, nor has the Company ever maintained or contributed to any of the following:

    (A) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

    (B) any employee welfare benefit plan, as defined in Section 3(1) of ERISA;

    (C) any stock option, stock purchase, stock ownership, bonus, performance, or incentive plan or arrangement;

    (D) any plan or program providing non-cash compensation or benefits, whether or not taxable, to the recipient;

    (E) any plan or arrangement providing compensation or benefits upon a severance of employment, reduction in hours, or change of employment classification;

    (F) any vacation, sick, holiday, or other leave policy or program; or

    (G) any other plan, agreement, arrangement, or understanding (whether oral or written) which is similar to any of the foregoing in respect to its employees. For all purposes of their Subsection, the term "Company" shall include any other entity, whether or not incorporated, which is a part of a controlled group including the Company or which is under common control with the Company within the meaning of Section 414(b) of the Internal Revenue Code of 1986 (the "Code").

    (r) Finders. No broker or finder has acted for the Sellers and/or the Company in connection with the transactions contemplated by their Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way or agreements, understandings or arrangements with the Sellers or the Company.

    (s) Disclosure. No representation or warranty by the Sellers or the Company in their Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to the Purchaser pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state material fact necessary to make the statements contained herein or therein, when taken together, not misleading. To the best of the Seller's knowledge, there is not fact which the Sellers or the Company have not disclosed to the Purchaser which would result in a MAC.

    (t) Tax Matters. (i) All federal, state, local and foreign tax returns and tax reports (or extensions relating thereto) required to be filed by the Company (and each predecessor in interest thereof) have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all such returns and reports were true and correct when filed and (ii) all federal, state, local and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, value added, unemployment, transfer and other taxes, including interest, additions to tax and penalties and transferee or secondary liability for taxes and any taxes due as a result of being a member of any affiliated, consolidated, combined or unitary group or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement (collectively, "Taxes") due from, or properly accruable (under GAAP) by, the Company with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid (or, if not yet payable, have been fully provided for in the financial statements referred in paragraph (h) above hereof or, for Taxes accruing after December 31, 1995, on the books and records of the Company). there are no levies, liens or other encumbrances relating to Taxes existing, or to the Sellers' knowledge, threatened or pending with respect to any asset of the Company.

    (u) Insurance. The Disclosure Schedule contains a complete and correct list, as of the date hereof, of all insurance policies maintained by the Company, true, complete and correct copies of which have made available to the Purchaser, together will all riders and amendments thereto. All such policies are valid and in full force and effect and all premiums due thereon have been paid. The Company has also set forth in the Disclosure Schedule a list of insurance policies previously maintained by the Company under which coverage continues for open claims reported during the applicable policy period, each of which previously maintained policies is identified thereon as no longer maintained by the Company. The insurance which is and has been maintained by the Company provides coverage that is comparable in both amount and extend to the insurance coverage normally maintained by other companies of comparable size carrying on the same business or businesses as the Company. During the past three years, no claim has been made or notice given, and there exists, to the knowledge of the Sellers, no reasonable ground to cancel or avoid any of said policies or to reduce the coverage provided thereby. During the past three years, no claims have been made or amounts paid pursuant to such insurance policies. The Company has not, during the past three years, been denies or had revoked or rescinded by the carrier any policy of insurance.

    (v) Accounting Controls. Neither the Company nor any director, officer, agent, employee, consultant or other person associated with or acting on behalf of the Company (including, without limitation, the Sellers, acting on behalf of the Company, has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or any other unlawful expenses relating to political activity or (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds or established or maintained any unlawful or unrecorded funds. The Company makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that: (A) transactions are executed in accordance with management's authorizations; (B) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for the earnings and assets of the Company and (C) access to the assets of the Company is permitted substantially in accordance with management's authorization, and the recorded accountability of the assets of the Company is compared with its existing assets at reasonable intervals.

    (w) Officers of the Company. The Disclosure Schedule sets forth a complete list of the names and positions held of all officers and employees of the Company, and the names of all consultants and independent contractors regularly retained, and the current annual rate of compensation (including bonuses) paid by the Company to each such officers, employee, consultant and independent contractor whose annual rate of compensation (including bonuses) exceeds Fifty Thousand Dollars ($50,000.00) in the aggregate.

    (x) License and Permits. The Company has secured all material licenses, franchise, permits and other authorizations from federal, state, local and other governmental or administrative authorities (an "Authority") applicable to its assets, properties and operations or necessary for the conduct of its business (the "Permits"). The Disclosure Schedule sets forth a true, complete and correct list of all such Permits held or used by the Company and true and complete copies thereof have heretofore been delivered by the Company to the Purchaser, Each of said Permits is in full force and effect, the Company (or other designed permittee or licensee thereunder) is in material compliance with the terms, provisions and conditions thereof, there are no outstanding violations, notices of noncompliance therewith, judgments, consents decrees, orders or judicial or administrative action(s) or proceedings(s) affecting any of said Permits and to the Company's knowledge, no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension of revocation of any of said permits other than by expiration of the term set forth therein. Consummation of the transactions contemplated by their Agreement shall not affect the validity, enforceability or effectiveness of any such Permit and no filing with, or consent authorization or approval of any Authority is required in connection with the consummation of the transactions contemplated hereby.

    (v) Environmental Matters. Without limitation upon any other warranty contained herein, the Company, to the best of the Seller's knowledge, is in substantial compliance with all applicable environmental laws, rules, and regulations, and, to the best of their knowledge, has not committed any act which constitutes a release of hazardous substances or a release of petroleum under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or the Solid Waste Disposal Act. The Company does not, and has not, engaged in the off-site disposal, treatment, recycling, or storage of any waste products which are "hazardous waste" under the Solid Waste Disposal Act or prohibited under the laws of the state in which the Business is conducted.

Section 2.2 Representations and Warranties of the Purchaser.

    (a) Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

    (b) Power and Authority. The Purchaser has the power and authority to execute and deliver their Agreement and the other documents required by their Agreement to be delivered by the Purchaser (their Agreement and such other documents being collectively hereinafter called, the "Purchaser Transaction Documents"), and to perform its obligations under the Purchaser Transaction Documents. The execution and delivery of the Purchaser Transaction Documents the consummation of the transaction contemplated thereby have been duly and validly authorized and approved by all necessary corporate actions on the part of the Purchaser, and no other corporate proceedings are necessary to authorize the Purchaser Transaction Documents and the transactions contemplated thereby.

    (c) Binding Agreement. Their Agreement and each of the other the Purchaser Transaction Documents have been, and on the Closing Date, will be duly and validly executed and delivered by the Purchaser. Their Agreement constitutes, and upon execution thereof by the Purchaser, each of the other the Purchaser Transaction Documents will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights and remedies generally.

    (d) Absence of Conflicting Agreements. Neither the execution and delivery of the Purchaser Transaction Documents by the Purchaser, nor the performance by the Purchaser of the transactions contemplated hereby, conflicts with, or constitutes a breach of, or a default under, or will result in a breach or violation of: (i) the Articles of Incorporation or the By-laws of the Purchaser;
(ii) any applicable law or any applicable rule, judgment, order writ, injunction, or decree of any court; (iii) any applicable rule or regulation of any administrative agency or other governmental authority of (iv) any material agreement, indenture, contract or instrument to which the Purchaser is a party or by which it is bound.

    (e) Consents. No license, consent, approval, order or authorization of, or registration, declaration or filing with any person, entity or governmental agency or authority is required in connection with the execution and delivery of the Purchaser Transaction Documents, or for the consummation by it of the transactions contemplated thereby.

    (f) Disclosure. No representation or warranty by the Purchaser in their Agreement and no information is any statement, certificate, schedule or other documents furnished or to be furnished to the Company or the Sellers pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, when taken together, not misleading. To the best of the Purchaser's knowledge, there is no fact which the Purchaser has not disclosed to the Sellers which would result in a material adverse change to the Purchaser.

                                  ARTICLE III

                      CONDITIONS PRECEDENT TO THE CLOSING

Section 3.1 Conditions Precedent to Obligations of the Purchaser.

    The obligations of Purchaser to consummate the transactions contemplated hereby on the Closing Date shall be subject to the following conditions, any or all of which may be waived in writing by the Purchaser.

    (a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Sellers and the Company contained herein shall be true and correct in all material respects with respect to the representations and warranties not already qualified by a materiality standard and shall be true and correct in all respects if already qualified by a materiality standard on and as of the Closing Date with the same effect as though made on and as of such date and the Sellers and the Company shall have performed and complied in all material respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by them on or prior to the Closing Date.

    (b) No Adverse Change. Since December 31, 1995, there shall have been no
MAC.

    (c) No Loss. Since December 31, 1995, the Company shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which resulted in a MAC, whether or not such loss shall have been covered by insurance.

    (d) Covenants. All of the covenants and obligations that the Sellers or the Company is required to perform or to comply with pursuant to the terms of Their Agreement and the Sale Agreements or Transaction Documents at or prior to Closing shall have been duly performed or complied with by the Sellers or the Company, as the case may be, in all respects prior to the Closing Date.

    (e) Officer's Certificate. The President or Vice President of the Company shall have executed and delivered to the Purchaser on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to the Purchaser and its legal counsel, to the effect that each of the provisions of paragraphs (a), (b), (c), and (d) of their Section 3.1 is true and correct in every respect.

    (f) No Injunction; Consents. No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

    (g) Deliveries by Sellers. The Sellers shall have delivered to the Purchaser the following:

    (i) all original stock certificates evidencing the Stock held by the Sellers, duly executed in blank or accompanied by stock powers, duly executed in blank together with a signature guarantee for the Sellers, free and clear of any lien, claim, charge, pledge, security interest or 'encumbrance whatsoever;

    (ii) a good standing certificate of the Company, dated no earlier than 30 days prior to the Closing Date, certifying that the Company is in good standing in the State of Indiana;

    (iii) copies of the resolutions duly adopted by the board of directors and shareholders of the Company, authorizing the execution, delivery and performance of any Transaction Documents to which the Company is a party and the other agreements, instruments and documents contemplated hereby and to be delivered hereunder, duly certified by the

Secretary or Assistant Secretary of the Company, which resolutions shall be in full force and effect at the time of delivery on the Closing Date.

    (iv) a certificate of incumbency executed by the President or any Executive Vice President of the Company, and by the secretary or any Assistant Secretary of the Company, listing the officers of the Company authorized to execute any Transaction Documents and the other certificates, schedules and the instruments to be delivered on behalf of the Company, and their respective officer positions, and containing the genuine signature of each such person set forth opposite their name;

    (v) originals or true and correct copies of the books and records of the Company, including the Articles of Incorporation of the Company and all amendments thereto (the "Charter") and the corporate by-laws of the Company and all amendments thereto (the "by-laws"); and

    (vi) such other documents and instruments as shall be required to consummate the transaction contemplated hereunder;

    (h) Resignations. The Company and the Sellers shall have caused to be delivered at the Closing the resignations, to become effective at the Closing, of all of the Company's directors and officers, together with the relinquishment of all remuneration and benefits accruing to them in their capacity as directors of the Company, but not otherwise, and waivers and releases of all rights which they may have against the Company in their capacity as directors of the Company, but not otherwise.

    (i) Due Diligence. On or before thirty (30) days prior to the Closing Date, the Purchaser and its representatives and agents shall have completed their inspections and "due diligence" examination of the Business and the Purchaser shall be fully satisfied with the results thereof in the Purchaser's role and reasonable discretion

    (j) Facility Lease. The Purchaser shall have entered into a facility lease for the Site in substantially the form of Exhibit D hereto.

    (k) & (l) omitted

    (m) By Closing, Sellers shall have executed an employment agreement with The Dental Center, Inc. ("Employer) in the form attached, hereto, as "Exhibit E", and shall have caused to be executed, Employment Agreements between and among The Dental Center, Inc. or the Adult Dental Center, Inc. and the following dental providers:

        a.  Dr. Charles Rosenbaum;
        b.  Dr. Douglas Barton;
        c.  Dr. Gary Pippenger, and
        d.  Dr. Robert Austgen, in the form attached, hereto, as "Exhibit E"

                                          -14

Section 3.2 Conditions Precedent to Obligations of the Sellers.

    The obligations of the Sellers to consummate the transactions contemplated hereby on the Closing Date shall be subject to the following conditions, any or all of which may be waived in writing by the Sellers:

    (a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects with respect to the representations and warranties not already qualified by a materiality standard and shall be true and correct in all respects if already qualified by a materiality standard on and as of the Closing Date with the same effect as though made on and as of such date and the Purchaser shall have in all material respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained in each of the Purchaser Transaction Documents and required to be performed or complied with by the Purchaser on or prior to the Closing Date.

    (b) Officer's Certificate. An executive officer of the Purchaser shall have executed and delivered to the Sellers on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to the Sellers and its legal counsel, to the effect that the provisions of paragraph (a) of their
Section 3.2 are true and correct in every respect.

    (c) Deliveries by the Purchaser. The Purchaser shall have delivered to Sellers the following:

    (i) a good standing certificate and certified charter documents of the Purchaser, each of recent date, from the Maryland State Department of Assessments and Taxation; and

    (ii) copies of the resolutions duly adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of the Purchaser Transaction Documents and the other agreements, instruments and documents contemplated thereby, duly certified by the Secretary or Assistant Secretary of the Purchaser, which shall be in full force and effect at the time of delivery on the Closing Date; and

    (iii) a certificate of incumbency executed by the President or any vice President of the Purchaser, and by the Secretary or any Assistant Secretary of the Purchaser of the Purchaser, listing the officers of the Purchaser authorized to execute (to the extent a party thereto) the Purchaser Transaction Documents and other certificates, schedules and instruments to be delivered on behalf of such corporation, and their respective officer positions, and containing the genuine signature of each such person set forth opposite their name.

    schedules and instruments to be delivered on behalf of such corporation, and their respective officer positions, and containing the genuine signature of each such person set forth opposite their name.

    (iv) delivery of a portion of the Purchase Price in cash, if applicable, the appropriate amount of Dentalco stock, and a duly executed Note Pursuant to
Section 1.2 hereof; and

    (v) the Guarantee of Dentalco, Inc. in the form set forth in Exhibit "F";
and

    (vi) such other documents and instruments as shall be required to consummate the transaction contemplated hereunder;

    (d) Due Diligence. On or before thirty (30) days prior to the Closing Date, the Sellers shall have completed their due diligence examination of Purchaser and Sellers shall be fully satisfied with the results thereof in Sellers' sole and reasonable discretion.

                                   ARTICLE IV

                                   CONVENANTS

Section 4.1 Conduct of the Business.

    From and after the date of their Agreement to and including the Closing Date, the Sellers covenant and agree as follows:

    (a) The Sellers shall cause the Company to (i) conduct its business efficiently and consistent with past business practices and preserve its current business organization, (ii) keep available the services of its present officers, employees, consultants and agents, (iii) maintain its present business relationships with suppliers, customers, brokers, sales representatives and such other persons for firms having business relationships on the date hereof with the Company, (iv) preserve its reputation and goodwill and (v) comply in all material respects with the provisions of all laws, regulations, judicial decrees and other applicable to it or to be the conduct of its business; and

    (b) The Sellers shall cause the Company to (i) refrain from introducing any unusual operations or entering into any new line of business, (ii) maintain its books, records and accounts in its customary and usual manner,
(iii) refrain from introducing methods of accounting inconsistent with those used in prior periods. (iv) maintain in full force and effect all policies of insurance in effect on the date of their Agreement and to maintain all of its properties in good repair and condition, reasonable wear and tear excepted and (v) prepare and timely and properly prepare and file all federal, state, local, foreign and other tax returns.

    (c) The Sellers shall keep the Purchaser advised of any significant decisions concerning the Business or the prospects of the Business and shall use its best efforts to preserve the Business and the prospects of the Business, and assume that each supplier and customer of the Company continues to do business on substantially the same terms and conditions as such supplier or customer did with the Company before such date.

    (d) Cooperate with Purchaser in obtaining the consents and authorizations of all persons and entities which are required, in order to satisfy Purchaser's conditions of closing, and to consummate the transactions contemplated, hereby, and make all filing with and give all notices to third parties, which may be necessary or reasonable required, in order to consummate the transactions contemplated, hereby, and to cooperate fully with Purchaser's due diligence, including providing the Purchaser with reasonable access to the Practice Site and to Seller's records promptly after the date of execution, hereof. Further, Sellers agree to cooperate and support any outside public accountant's audit of the Practice Site's 1993-1995 Financial Statements.

    (e) After Purchaser has waived its due diligence contingency, the Company shall begin proceedings to terminate its retirement plans.

Section 4.2 Certain Acts.

    The Sellers covenant and agree that from and after the date hereof, the Sellers shall not and shall cause the Company not to, without the prior written consent to the Purchaser:

    (a) enter into any business combination transaction (such as a merger, consolidation, sale of stock or sale of assets) with any person;

    (b) amend or authorize any amendment to or modification of its Charter or Bylaws;

    (c) make any changes in its authorized or issued capital stock, or issue any corporate securities of any nature of opinion for any of the foregoing, or enter into any contract of any nature respecting shares of its capital stock or otherwise make any changes in its capital structure;

    (d) make any distribution or payment in respect of shares of its capital stock or purchase or redeem any share of its capital stock;

    (e) enter into any material contract or commitment extending beyond the Closing Date, except in the ordinary course of business;

    (f) terminate, modify or amend any lease, license, permit, contract or other agreement, except in the ordinary course of business and not involving an increase in liability or reduction in revenue;

    (g) adjust in any way, either directly or indirectly, or grant or agree to grant any increase in the wages, salary, bonus or other compensation, remuneration or benefits of any employee, officer, director, consultant, shareholder or agent, except as required by existing agreements or arrangements described in the Disclosure Schedule, or become a party to any employment agreement or any consulting arrangement, or become a party to any contract or arrangement providing for the payment of bonuses, profits, shares, stock benefits, severance payments for retirement benefits, except as expressly contemplated by their Agreement;

    (h) make any capital expenditure in excess of $2,000.00

    (i) incur any indebtedness, liabilities or obligations of any nature, except current liabilities in the ordinary course of business consistent with past practices;

    (j) sell or transfer any property other than in the ordinary course of business, or acquire or dispose of any fixed assets or mortgage, pledge or subject to any lien, charge or encumbrance any assets, tangible or intangible;

    (k) release, waive, sell or assign any debts, claims, rights or other intangible obligations, or accept or agree to accept less than the stated or face amount in settlement, discharge or satisfaction of any receivable;

    (l) discharge or satisfy any lien or encumbrance or pay any obligation of liability (obsolete or contingent) other than current liabilities shown on the balance sheet dated Jun. 30, 1996 and the current liabilities incurred after the balance sheet dated June 30, 1996 in the ordinary course of business and in normal amounts;

    (m) agree, whether in writing or otherwise, to do any of the foregoing; or

    (n) make any bids or proposals or enter into any contracts for the sale of products or the performance of services by the Company, except in the ordinary course of business.

Section 4.3 Access to and Use of Information.

    From the date hereof to the Closing Date, the Purchaser and its officer, directors, agents, lenders, employees and representatives shall have the right at any time during normal business hours (in a matter that does not unreasonable interfere with the Company's or the Company's business operations) with reasonable advance notice, to visit and inspect the Company's and the Company's offices, plants and properties and to examine and make excerpts from its books, contracts, accounts and records, and to request and receive from the Company and the Company information concerning its business, operations and financial condition. No such visit inspection, excerpting or receipt of information shall affect in any manner any of the representations warranties, convenants, agreements or stipulations of the Sellers under their Agreement or constitute any waiver thereof by the Purchaser.

Section 4.4 No-Shop

    The Sellers convenant and agree that neither he nor any of their agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by him) will, directly or indirectly, initiate, solicit, entertain or negotiate, or approve, or enter into any agreement or understanding with respect to, any acquisition, merger, consolidation, recapitalization, restructuring or similar transaction involving the Business so long as this Agreement remains in effect.

Section 4.5 Non-Compete.

    omitted.

Section 4.7 Confidentiality.

    The Sellers shall, except with the prior written consent of the Purchaser, keep secret and retain in strict confidence, and not use for its benefit nor disclose to any other party, any information relating to the Business, except such information may be disclosed (i) if required by court order or decree or applicable by law, (ii) if it is publicly available through no act or failure to act of the Sellers, (iii) during the course of or in connection with any litigation, governmental investigation, arbitration, or other proceeding based upon or in connection with the subject matter of their Agreement, or (iv) if it is otherwise expressly provided for herein.

Section 4.7 Subordination.

    Subject to its right to realize upon its collateral upon default and its right to receive payments of principal and interest when Purchaser is in default to Senior Lender, the Sellers hereby covenant and agree that the payment of the principal and interest on the Note shall be subordinate (at such times as Purchaser is in default to Senior Lender), in right of payment and priority to the prior payment in full of all of Sellers' indebtedness, whether or not existing on the date hereof, payable by the Purchaser to any bank or institutional lender (a "Senior Lender"). The Sellers shall, upon the request of any Senior Lender, execute an increditor agreement in form and substance satisfactory to such Senior lender and to Sellers.

                                   ARTICLE V

                                INDEMNIFICATION

Section 5.1 Seller's Indemnification.

    The Sellers (an "Indemnitor") hereby covenant and agree to indemnify the Purchaser (an "Indemnitee") and the Company and hold them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees) resulting from: (i) any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant or obligation on the part of the Sellers contained in their Agreement or under any document or certificate delivered by the Sellers pursuant hereto; and (ii) any and all actions, suits, proceedings, demands, assessments, judgment, out-of-pocket costs, reasonable attorney's fees and out-of-pocket expenses of any nature incident to the foregoing. In no event, however, shall the amount payable by the Sellers pursuant to their Section
5.1 exceed the total amount of the Purchase Price.

Section 5.2 Purchaser's Indemnification.

    The Purchaser (an "Indemnitor") hereby covenants and agrees to indemnify and hold harmless the Sellers (an "Indemnitee") against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees) resulting from (i) any misrepresentation, breach of warranty or non-fulfillment of agreement, covenant or obligation on the part of the Purchaser under the Agreement or under any certificate or document delivered by the Purchaser pursuant hereto;
(ii) Purchaser's operation of the Company after the Closing; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs, reasonable attorney's fees and out-of-pocket expenses of any nature incident to the foregoing.

Section 5.3 Notice to Indemnitor.

    In the event that an Indemnitee has presented against it a demand, claim or other written notice (each a "Notice"), which Notice constitutes a cause of action for which the Indemnitee is entitled to be indemnified hereunder, then and in such event, the Indemnitee shall notify the Indemnitor in writing of the receipt of such Notice as soon as practicable after first receiving such Notice, but in any event no longer than 30 days following the Indemnitee's receipt of such Notice. The delay or failure of the Indemnitee to provide any notice required herein shall not release the Indemnitor from liability or any other obligation with respect to their indemnification, except and only to the extent that the Indemnitor's ability to defend against the action is impaired by such delay or failure.

Section 5.4 Action by Indemnitor.

    The Indemnitor, with respect to any Notice referred to hereunder, shall have the opportunity to defend such action with counsel reasonably acceptable to all the parties herein. In the event the Indemnitor shall agree to defend the action, Indemnitor shall agree to defend the action, Indemnitor shall be provided full and complete cooperation by the Indemnitee in order to effectuate a defense and shall be entitled to effectuate at Indemnitor's sole cost and expense a reasonable settlement of the action, provided that Indemnitor obtains a complete release of the Indemnitee with respect to any such action.

Section 5.5 Failure to Act.

    In the event the Indemnitor, after written notice, fails to promptly pay the amount claimed in any such action, or fails to otherwise defend such action, then and in such event, the Indemnitee may pay such amount, or settle or defend such action, and the costs of any such payment or defense shall be paid by the Indemnitor promptly upon demand.

Section 5.6 Enforcement.

    The Indemnitor further agrees that in the event of any breach of their indemnification, in addition to the obligations set forth above, Indemnitor will pay the costs of any reasonable attorney's fees and/or court costs incurred by the Indemnitee in enforcing the terms of their indemnification.

                                   ARTICLE VI

                                  TERMINATION

    Their Agreement may be terminated (i) by the mutual written consent of the parties hereto, (ii) by written notice from the Purchaser to the Sellers if the conditions contained in Section 3.1 hereof are not satisfied or waived on or before November 30, 1996 or (iii) by written notice from the Sellers to the Purchaser if the conditions contained in Section 3.2 hereof are not satisfied or waived on or before November 30, 1996. If their Agreement is terminated pursuant to the foregoing provisions, their Agreement and all agreements contained herein or attached hereto as exhibits shall become null and void, and thereafter no party hereto shall have any liability or responsibility to any other party hereto.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.1 Survival of Representations.

    All of the representations, warranties, covenants and agreements made by the parties in their Agreement or pursuant hereto shall survive for a period of three years after the Closing under their Agreement.

Section 7.2 Governing Law; Assignment; Binding Effect.

    Their Agreement shall be governed by the laws of the State of Indiana. Their Agreement may not be assigned by any party without the written consent of the other parties hereto. Their Agreement shall be biding upon and inure to the benefit of the respective parties hereto and their heirs, personal representatives, and permitted successors and assigns, as the case by be.

Section 7.3 Best Efforts.

    Each party hereto shall use its best efforts to fulfill its conditions to Closing and otherwise to consummate the transactions contemplated by their Agreement.

Section 7.4 Amendments.

    Their Agreement may not be amended except by an instrument in writing signed by the Purchaser and the Sellers.

Section 7.5 Waiver.

    Except as otherwise provided in their Agreement, any failure of either of the parties to comply with any provisions hereof may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

Section 7.6 Further Assurances.

    Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of any other party hereto and without further consideration, such party will execute and deliver to such other party documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of their Agreement.

Section 7.7 Counterparts.

    Their Agreement may be executed in one or more counterparts, and by the different hereto in separate counterparts, each of which executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

Section 7.8 Notices.

    Except as otherwise provided, herein, all notices hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or three (3) days after mailing by certified or registered mail at the following address: if to the Sellers, to Charles Rosenbaum, D.D.S., c/o Richard L. Mintz, 1400 KeyBank Building, 202 S. Michigan Street, South Bend, Indiana 46601, and if to the Purchaser, to DentalCo Management Services of Maryland, Inc., 6115 Falls
Road, Baltimore, Maryland 21209, or to such other address as hereinafter may be furnished in writing by a party hereto each other party hereto.

Section 7.9 Costs and Expenses.

    Except as other wise provided herein, the parties hereto will pay their own costs and expenses relating to the transactions contemplated by their Agreement, including fees and disbursements of their respective counsel, accountants and financial advisors, whether or not the transactions contemplated hereunder are consummated. The Sellers agree that none of such expenses shall be payable on their behalf by the Company after Closing.

Section 7.10 Entire Agreement; Headings.

    Their Agreement (including all attachments and schedules hereto) a letter dated October 31, 1996 from James Kukas to Richard L. Mintz and the Stock Agreement between the Parties constitute the entire agreement among the parties pertaining to the subject matter hereof, and may not be modified or waived except in writing. The headings are for convenience only and shall not bear upon the construction of their Agreement.

Section 7.11 Time and Essence; Right to Specific Performance.

    TIME IS OF THE ESSENCE IN THEIR AGREEMENT. The parties recognize that monetary damages in the event of the failure of a party hereto to perform its undertakings and obligations hereunder are inadequate and impossible of measurement. Accordingly, each party hereto agrees that all undertakings and obligations hereunder shall be subject to the equitable remedy of specific performance and agrees that it will not challenge the power of any court of competent jurisdiction to order such performance.

    IN WITNESS WHEREOF, the parties hereto have executed their Agreement as of the date first above written.

ATTEST:                                 DENTALCO MANAGEMENT SERVICES
                                        OF MARYLAND, INC.


/s/ E. James Kuhns                      By: /s/ Lawrence F. Halpert
________________________________           __________________________________
E. James Kuhns, Secretary                  Lawrence F. Halpert, President

/s/ Charles Rosenbaum                      /s/ Douglas Barton
________________________________           __________________________________
  Charles Rosenbaum, D.D.S.                    Douglas Barton, D.D.S.
  On Behalf of Sellers                         On Behalf of Sellers

/s/ Gary Pippenger                             /s/ Robert Austgen
________________________________            _________________________________
   Gary Pippenger, D.D.S.                       Robert Austgen, D.D.S.
   On Behalf of Sellers                         On Behalf of Sellers


THE DENTAL CENTER, INC.                      THE DENTAL CENTER ADULT, INC.

By: /s/ Anne Jankowski                       By: /s/ Charles Rosenbaum
    ____________________________               _______________________________
        Anne Jankowski                            Charles Rosenbaum, President

                              ASSIGNMENT AND ASSUMPTION

                                         AND

                                   AMENDMENT NO. 1

                                          TO

                               STOCK PURCHASE AGREEMENT

    THIS ASSIGNMENT AND ASSUMPTION AND AMENDMENT NO. 1 to STOCK PURCHASE AGREEMENT (this "Assignment and Amendment"), dated as of February 12, 1997, and effective as of January 1, 1997, is by and among DentalCo Management Services of Maryland, Inc. (the "Assignor"), DentalCo Management Services of Missouri, Inc., a Maryland corporation (the "Assignee"), Charles Rosenbaum, D.D.S., Douglas Barton, D.D.S., Gary Pippenger, D.D.S. and Robert Austgen, D.D.S. (the "Sellers"), and The Dental Center, Inc. and The Dental Center Adult, Inc. (collectively, the "Company").

                                      WITNESSETH:

    WHEREAS, Assignor, Sellers and the Company are parties to that certain Stock Purchase Agreement dated as of November 26, 1996 (the "Purchase Agreement"), pursuant to which the Assignor is purchasing all the capital stock of the Company;

    WHEREAS, one of the conditions precedent to the obligations of the Assignor under the Purchase Agreement is the execution and delivery of certain Employment Agreements by and between the Company and the Sellers;

    WHEREAS, the Assignor desires to assign its rights, interests, privileges, obligations and duties under the Purchase Agreement to the Assignee, the Assignee desires to assume such rights and obligations thereunder, and the Sellers and the Company are willing to consent to such assignment of the Purchase Agreement;

    WHEREAS, the parties have agreed to a Purchase Price comprised of cash and stock of DentalCo, Inc., a Maryland corporation ("DentalCo"), and therefore wish to delete any references in the Purchase Agreement to the Promissory Note and corresponding Security Agreement and Guaranty Agreement;

    WHEREAS, the parties desire that the transactions contemplated under the Purchase Agreement be effective as of January 1, 1997;

    WHEREAS, the parties desire to amend the Purchase Agreement;

    WHEREAS, all capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Purchase Agreement;

    NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereto agree to this Assignment and Amendment as follows:

1.  Assignment and Assumption

    (a) Assignor hereby assigns, the Assignee hereby assumes, and the Sellers and the Company hereby acknowledge and consent to the assignment and assumption of, the rights, interests, privileges, obligations and duties of Assignor under the Purchase Agreement.

    (b) Assignee does hereby accept the foregoing assignment of the Purchase Agreement and does hereby undertake to assume and perform all of the terms, covenants, obligations and conditions which arise under the Purchase Agreement from the date of this Assignment and Amendment in lieu of Assignor and with like force and effect as if Assignee were the original Purchaser under the Purchase Agreement.

2.  Amendment

    The Purchase Agreement is hereby amended as follows:

    (a) All references to the Promissory Note and corresponding Security Agreement, and the execution and delivery thereof, are deleted from the Purchase Agreement and such documents, whether orally agreed to or in written form, are hereby void, nullified and of no further force, and the corresponding Exhibits B and B1 are also deleted.

    (b) The form of Guaranty of DentalCo, Inc. attached to the Purchase Agreement as Exhibit "F" is hereby deleted and replaced with the form of Guaranty attached hereto as Replacement Exhibit "F."

    (c) Section 1.1 is hereby deleted in its entirety and replaced with the following:

                   "Subject to the terms and conditions hereof, as of the
              Effective Date (as defined in Section 1.3 herein), the Sellers will sell, convey, and transfer to the Purchaser all of the outstanding Common Stock of the Company (the "Stock"). At the Closing (as defined in Section 1.3 herein), the Seller shall deliver the Stock free and clear of all liens, claims, charges, pledges, security interests, encumbrances and restrictions, except as hereinafter set forth, by delivering certificates, in due and proper form, representing the Stock, duly endorsed or accompanied by duly executed stock powers, which have been notarized."

    (d) Section 1.2 is hereby deleted in its entirety and replaced with the following:

                 "The purchase price for the Stock, payable at the
            Closing, is as follows (the "Purchase Price"):

              (a) the Purchaser shall pay the amount of Three Million Eight Hundred Seventy-Five Thousand Dollars ($3,875,000) to the Sellers via certified check or wire transfer to the account or accounts specified in writing by the Sellers; and

              (b) twelve thousand five hundred (12,500) shares of the common stock of DentalCo, par value $0.0001 per share (the "Common Stock"), subject to certain restrictions contained in the proxy agreement by and between DentalCo and each of the holders of the Common Stock and the Stockholders' Agreement by and among DentalCo and each of its shareholders, shall be issued to the Sellers in such proportion as set forth below:

                   (i)       Robert Austgen, D.D.S.        5,000 shares
                   (ii)      Charles Rosenbaum, D.D.S.     5,000 shares
                   (iii)     Douglas Barton, D.D.S.        2,500 shares

              (c) without adjustment to the Purchase Price, Sellers may transfer ownership (with all related liabilities) of their respective automobile currently owned by the Company to themselves."

    (e) Section 1.3 is hereby deleted in its entirety and replaced with the following:

             "The consummation of the transactions contemplated hereunder shall be effective as of 12:01 a.m., January 1, 1997 (the "Effective Date").

             The closing ("Closing") shall occur on February 12, 1997 (the "Closing Date"), commencing at 10:00 a.m., Eastern Time, at the offices of the Company at 1005 E. LaSalle Avenue, South Bend, Indiana, or on such other date, time or place as the parties may agree upon in writing."

    (f) Section 3.1(m) is hereby deleted in its entirety and replaced with the following:

               "(m)  Prior to Closing, each Seller shall
            have executed an employment agreement with The Dental Center, Inc., an Indiana corporation, and/or Charles H. Rosenbaum, D.D.S. & Associates, P.C., a Michigan professional corporation (collectively, "Employer") in the form attached hereto as "Exhibit E"."

3. Purchase Agreement Otherwise Unamended. The terms of the Purchase Agreement not amended hereby shall, except as the context unambiguously requires, remain in full force and effect.

4. Entire Agreement. The Purchase Agreement, as amended by this Assignment and Amendment, sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated by the Purchase Agreement and this Assignment and Amendment, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter of such agreement. This Section does not apply to the certain Stock Agreement dated as of November 26, 1996 by and among Assignor and the Sellers, as amended, the Amended and Restated Stockholders' Agreement, dated as of January 15, 1997, as amended, by and among DentalCo and certain of its stockholders, or the Agreement and Irrevocable Proxy designating and appointing Lawrence F. Halpert, D.D.S. as the Sellers true and lawful proxy.

5. Applicable Law. This Assignment and Amendment shall be construed and enforced in accordance with the laws of the State of Indiana, without regard to conflict of law principles, in effect therein.

6. Counterparts. This Assignment and Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which shall together constitute one document.

        [Remainder of page intentionally left blank.  Signature pages follow.]

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Amendment on the day and year first above written.


ATTEST:                                      DENTALCO MANAGEMENT SERVICES
                                             OF MARYLAND, INC.


By: /s/ E. James Kuhns                       By: /s/ Lawrence F. Halpert
   ---------------------------------            -----------------------------
     E. James Kuhns                             Name: Lawrence F. Halpert
     Secretary                                  Title: President


                                             DENTALCO MANAGEMENT SERVICES
                                             OF MISSOURI, INC.



By: /s/ E. James Kuhns                       By: /s/ Lawrence F. Halpert
   ---------------------------------            ------------------------------
        E. James Kuhns                          Name:  Lawrence F. Halpert, DDS
        Secretary                               Title: President


                                             THE DENTAL CENTER, INC.



By: /s/ Anne Jankowski                       By: /s/ Charles Rosenbaum
   ---------------------------------            -----------------------------
     Anne Jankowski                             Name: Charles Rosenbaum
                                                Title: President


                                             THE DENTAL CENTER ADULT, INC.



By: /s/ Anne Jankowski                       By:  /s/ Charles Rosenbaum
   ---------------------------------            -----------------------------
     Anne Jankowski                             Name: Charles Rosenbaum
                                                Title: President

WITNESS:


  /s/ Anne Jankowski                           /s/ Douglas Barton
- ---------------------------------            -----------------------------
      Anne Jankowski                         Douglas Barton, D.D.S.


 /s/  Anne Jankowski                          /s/ Robert Austgen
- ---------------------------------            -----------------------------
      Anne Jankowski                         Robert Austgen, D.D.S.


 /s/  Anne Jankowski                         /s/ Charles Rosenbaum
- ---------------------------------            -----------------------------
      Anne Jankowski                         Charles Rosenbaum, D.D.S.


 /s/ Anne Jankowski                          /s/ Gary Pippenger
- ---------------------------------            -----------------------------
      Anne Jankowski                          Gary Pippenger, D.D.S.



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